UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530
Clayton, MO		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(314) 480-1400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

On October 27, 2026, Olin Corporation (the “Registrant”) entered into an amendment (the “Second Amendment”) to the Credit Agreement dated as of March 14, 2025 (as amended by the First Amendment, dated as of February 19, 2026, the “Existing Credit Agreement”, and as amended by the Second Amendment, the “Amended Credit Agreement”), with the guarantors from time to time party thereto, the lenders and the issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent. The closing of the Second Amendment and the effectiveness of the amendments to the Existing Credit Agreement contemplated thereby are subject to the satisfaction or waiver of specified conditions, including the consummation of the previously announced merger of equals business combination (the “Merger”) between the Registrant and Huntsman Corporation (“Huntsman”) pursuant to the Agreement and Plan of Merger, dated as of June 15, 2026.

On the closing date of the Second Amendment (the “Second Amendment Closing Date”), the Amended Credit Agreement will provide the Registrant with a new senior term loan facility in an aggregate principal amount of $750,000,000 (the “Term Loan Facility”) and a new senior revolving credit facility in an aggregate principal amount of $1,750,000,000 (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Replacement Credit Facilities”).

The Registrant will be the sole borrower under the Replacement Credit Facilities. The Registrant will be permitted to add any of its wholly-owned subsidiaries as an additional borrower under the Revolving Credit Facility.

During the period from the Second Amendment Closing Date until the date on which the guarantees and liens are released at the Registrant’s election, with the Registrant’s ability to make such election being subject to certification of pro forma compliance with certain leverage and interest coverage ratio thresholds (such period, the “Collateral Period”), the obligations under the Replacement Credit Facilities will be guaranteed by certain of the Registrant’s subsidiaries, including, following the Merger, certain subsidiaries of Huntsman, and secured by first priority liens on certain assets of the Registrant and the guarantors, subject to customary exceptions.

Borrowings under the Revolving Credit Facility may be made in U.S. dollars, euros, sterling and certain other currencies. Borrowings under the Term Loan Facility may be made in U.S. dollars. Borrowings under the Replacement Credit Facilities will bear interest at rates equal to (i) SOFR, EURIBOR or SONIA, as applicable, plus a margin ranging from 1.500% to 2.125% or (ii) the base rate, plus a margin ranging from 0.500% to 1.125%, in each case as determined based on the Registrant’s consolidated net leverage ratio in accordance with the Amended Credit Agreement. The Term Loan Facility will require quarterly principal amortization payments, beginning with the first full fiscal quarter ending after the Second Amendment Closing Date. The payments will equal 1.250% of the original principal amount per quarter through the fiscal quarter that includes the fourth anniversary of the Second Amendment Closing Date, and 1.875% per quarter thereafter. During the Collateral Period, the Registrant will be required to use the net cash proceeds of certain asset sales and casualty events to prepay the term loans, subject to reinvestment rights and other exceptions.

The Term Loan Facility is expected to be fully drawn on the Second Amendment Closing Date. The proceeds of the term loans and of any revolving loans made on that date are expected to be used to refinance the loans and commitments outstanding under the Existing Credit Agreement, to repay all amounts outstanding under and terminate Huntsman’s existing revolving credit facility and to pay related fees and expenses. Any remainder is expected to be used for working capital and other general corporate purposes. After the Second Amendment Closing Date, loans under the Revolving Credit Facility will be available at any time prior to the maturity date of the Revolving Credit Facility, subject to customary conditions. The proceeds of loans borrowed under the Revolving Credit Facility after the Second Amendment Closing Date may be used for working capital and other general corporate purposes. The Replacement Credit Facilities are scheduled to mature on the date that is five years after the Second Amendment Closing Date.

The Amended Credit Agreement will include customary representations, warranties and affirmative and negative covenants, including limitations on the ability of the Registrant and its subsidiaries to incur debt and liens, sell assets and pay dividends or distributions in excess of the Registrant’s regularly scheduled dividends, certain of which restrictions only apply or are more restrictive during the Collateral Period. During the Collateral Period, the Registrant must maintain, as of the end of each fiscal quarter beginning with the first fiscal quarter ending after the Second Amendment Closing Date, (i) a consolidated net leverage ratio of no more than 5.50 to 1.00 for fiscal quarters ending on or prior to March 31, 2027, stepping down over time to 4.00 to 1.00 for the fiscal quarter ending on March 31, 2029 and thereafter and (ii) a consolidated interest coverage ratio of not less than 2.50 to 1.00 for fiscal quarters ending on or prior to September 30, 2027, stepping up over time to 3.00 to 1.00 for the fiscal quarter ending on March 31, 2029 and thereafter. After the Collateral Period, the Registrant must maintain a consolidated net leverage ratio of no more than 4.00 to 1.00 and a consolidated interest coverage ratio of not less than 3.00 to 1.00 as of the end of each fiscal quarter.

The obligations of the Registrant under the Amended Credit Agreement may be accelerated upon the occurrence of customary events of default, including nonpayment of principal or interest, breaches of covenants, cross-defaults to other material debt, specified bankruptcy events and, during the Collateral Period, the failure of the guarantees or the liens securing the Replacement Credit Facilities to be in full force and effect.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Fifteenth Amendment to Amended and Restated Credit and Funding Agreement

On October 27, 2026, the Registrant and Olin Winchester, LLC entered into a Fifteenth Amendment (the “Fifteenth Amendment”) to the Amended and Restated Credit and Funding Agreement, dated as of December 9, 2010, with the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent, related to The Mississippi Business Finance Corporation Series 2010 bonds and The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee Series 2010 bonds. Effective on, and subject to the occurrence of, the Second Amendment Closing Date, the Fifteenth Amendment will, among other things, (i) amend certain covenants, including the financial maintenance covenants, to be consistent with the corresponding covenants in the Amended Credit Agreement and (ii) eliminate the highest pricing tier and increase the interest rate payable on the bonds, with pricing ranging from 100.0 to 175.0 basis points based on the Registrant’s consolidated leverage ratio.

The foregoing description of the Fifteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifteenth Amendment, which is attached hereto as Exhibit 4.1 and which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Amended Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Fifteenth Amendment to Amended and Restated Credit and Funding Agreement, dated as of October 27, 2026, among Olin Corporation, Olin Winchester, LLC, the lenders party thereto and PNC Bank, National Association, as administrative agent.*
10.1	Second Amendment to Credit Agreement, dated as of October 27, 2026, by and among Olin Corporation, the guarantors from time to time party thereto, the lenders from time to time party thereto, the issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent.*

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Certain exhibits and schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ Inchan Hwang
Name:	Inchan Hwang
Title:	Vice President, Deputy General Counsel and Secretary

Dated: October 28, 2026